CLECO CORPORATION                                                                                                                                                                                                                                                                       EXHIBIT 11

Computation of Earnings (Loss) Per Common Share

	FOR THE YEAR ENDED DECEMBER 31,
(Thousands, except share and per share amounts)	2004	2003	2002
Basic earnings per common share
Income (loss) from continuing operations	$ 66,119	$ (29,768)	$ 80,373
Deduct: non-participating stock dividends (4.5% preferred stock)	46	46	46
Deduct: participating preferred stock dividends	2,293	2,001	2,092
Deduct: amount allocated to participating preferred stock	951	-	1,902
Income (loss) available to common stockholders from continuing operations	62,829	(31,815)	76,333
Basic earnings (loss) per common share from continuing operations	1.33	(0.68)	1.65
Income (loss) from discontinued operations	70	(5,161)	(8,498)
Basic earnings (loss) per common share from discontinued operations	-	(0.11)	(0.18)
Deduct: amount allocated to participating preferred stock	3	-	-
Total basic net income (loss) applicable to common stock	$ 62,896	$ (36,976)	$ 67,835
Basic earnings (loss) per common share	$ 1.33	$ (0.79)	$ 1.47
Weighted average common shares outstanding	47,371,319	46,820,058	46,245,104
Diluted earnings per common share
Income (loss) from continuing operations	$ 66,119	$ (29,768)	$ 80,373
Deduct: non-participating stock dividends (4.5% preferred stock)	46	46	46
Deduct: participating preferred stock dividends	2,293	2,001	2,092
Deduct: amount allocated to participating preferred stock	951	-	1,902
Income (loss) available to common stockholders from continuing operations	62,829	(31,815)	76,333
Diluted earnings (loss) per common share from continuing operations	1.32	(0.68)	1.65
Income (loss) from discontinued operations	70	(5,161)	(8,498)
Diluted earnings (loss) per common share from discontinued operations	-	(0.11)	(0.18)
Deduct: amount allocated to participating preferred stock	3	-	-
Total diluted net income (loss) applicable to common stock	$ 62,896	$ (36,976)	$ 67,835
Diluted earnings (loss) per common share	$ 1.32	$ (0.79)	$ 1.47
Weighted average common shares outstanding	47,371,319	46,820,058	46,245,104
Common stock under stock option grants average shares	38,219	-	46,954
Restricted stock (LTICP)	119,348	-	-
Average diluted shares	47,528,886	46,820,058	46,292,058